Exhibit 99.2

Patheon Announces Refinancing in Connection with Acquisition of Banner Pharmacaps

Funding for acquisition fully committed

Guidance for fiscal 2012 updated

TORONTO – October 29, 2012 – Patheon Inc. (TSX: PTI), a leading provider of contract development and manufacturing services to the global pharmaceutical industry, today announced that it has entered into a definitive agreement with VION N.V., a global manufacturer of foodstuffs and ingredients based in the Netherlands, to acquire Banner Pharmacaps (“Banner”), a specialty pharmaceutical business dedicated to the research, development and manufacturing of unique gelatin-based dosage forms.

In connection with the funding of the acquisition, Patheon has obtained committed financing, which it expects to use on or after the closing date to finance the purchase of Banner, repurchase its existing senior secured notes and repay any borrowings outstanding under its existing revolving credit facility, pay fees and expenses associated with the transactions, and for general corporate purposes.

Patheon has received commitments from Morgan Stanley, UBS, Credit Suisse and KeyBank to provide, in the aggregate, U.S. $650 million senior secured facilities, comprised of a U.S. $565 million term loan facility and a U.S. $85 million revolving facility, on the terms, and subject to customary conditions, including the closing of the acquisition, set forth in a debt commitment letter (the “Debt Commitment Letter”). It is anticipated that the U.S. $85 million revolving facility will not be significantly drawn upon at the time of the closing of the acquisition.

In addition, Patheon has received an equity financing commitment from JLL Partners Fund V, L.P., an affiliate of Patheon’s majority shareholder, to contribute (through one or more affiliates) equity financing, without any fees or charges, by participating in a rights offering or private placement of Patheon’s restricted voting shares, in an amount up to U.S. $30 million, less amounts invested in Patheon by other shareholders. Under any such rights offering all shareholders would be offered a pro rata right, including any oversubscription privilege, to purchase restricted voting shares of Patheon. Any rights offering would be subject to approval by applicable securities regulatory authorities, including the Toronto Stock Exchange.

Patheon is also raising its revenue guidance for the 12 months ending October 31, 2012. Revenue is expected to be between U.S. $740 million and U.S. $745 million. In addition, the company expects Adjusted EBITDA for the 12 months ending October 31, 2012 to be approximately $69 million.

EBITDA per the Debt Commitment Letter (as defined below) for the 12 months ending October 31, 2012 is expected to be approximately U.S. $140 million, comprised of (i) approximately U.S. $102 million from Patheon, (ii) approximately U.S. $25 million from Banner, and (iii) approximately U.S. $13 million from anticipated annual run-rate savings resulting from the combination.

The table below includes a reconciliation of Adjusted EBITDA for each of the first three quarters of fiscal 2012, as well as management’s expectation for the fourth quarter of fiscal 2012, to EBITDA per the Debt Commitment Letter. All amounts are in U.S. dollars and expressed in millions.

	Actual results			Estimated results
	Q1’12	Q2’12	Q3’12	Q4’12	FYE’12

Adjusted EBITDA	(9.2)	9.7	34.6	33.9	69.0

Non-cash items	0.7	1.3	0.4	0.9	3.3
Consulting fees	6.3	6.0	1.0	0.0	13.3
Other items	0.4	2.4	0.0	0.0	2.8
Pro forma cost savings	7.8	5.2	0.6	0.2	13.8

Patheon EBITDA per the Debt Commitment letter	$6.0	$24.6	$36.6	$35.0	$102.2

Estimated Banner pro forma adjusted EBITDA					25.0

Estimated cost savings from combination					12.5

EBITDA per the Debt Commitment Letter					$139.7

Patheon (loss) income before discontinued operations	(19.3)	(79.6)	15.5	(19.2)	(102.6)
Patheon operating cash flow	9.9	(32.8)	29.7	16.8	23.6
Patheon investing cash flow	(6.5)	(11.0)	(15.2)	(16.6)	(49.3)
Patheon financing cash flow	(2.9)	30.6	2.6	(4.3)	26.0

Costs associated with the refinancing of Patheon’s debt, and the planned acquisition of Banner, will generate significant book losses for our Canadian legal entity. As a result of these losses, Patheon expects to record a non–cash charge to income tax expense of approximately U.S. $37 million for a valuation allowance on its net Canadian tax assets in the fourth quarter of fiscal 2012. This non–cash charge does not impact Adjusted EBITDA or EBITDA per the Debt Commitment Letter. If our Canadian legal entity returns to sustained profitability in future periods the valuation allowance may be reversed.

“We are excited about the acquisition of Banner and the refinancing of the company,” stated Stuart Grant, Patheon’s Executive Vice President and Chief Financial Officer. “We expect the improvements to our capital structure as a result of the refinancing to reinforce operating flexibility and liquidity as we continue to execute against our strategic goals.”

Conference Call and Webcast Information

Patheon will host a conference call and live internet webcast, along with a slide presentation on Monday, October 29, 2012 at 8:30 a.m. ET to discuss the transaction. Interested parties are invited to access the conference call, via telephone, toll free at 1-888-231-8191 (U.S., including Puerto Rico)

and 1-647-427-7450 (Canada and International). Listeners are encouraged to dial in five to fifteen minutes in advance to avoid delays. Interested parties may access the accompanying slide presentation and live internet webcast of the conference call on Patheon’s company website at http://ir.patheon.com/events.cfm.

A telephone replay of the conference call will be available between October 29, 2012 and November 5, 2012 by dialing 1-855-859-2056 (toll free) or 1-403-451-9481, and by entering identification number 59278067, followed by the number key. The internet webcast and slide presentation will be archived at http://ir.patheon.com/events.cfm.

About Patheon Inc.

Patheon Inc. (TSX: PTI) is a leading global provider of contract development and manufacturing services to the global pharmaceutical industry. The company provides the highest quality products and services to approximately 300 of the world’s leading pharmaceutical and biotechnology companies. Patheon’s services range from preclinical development through commercial manufacturing of a full array of solid and sterile dosage forms.

The company’s comprehensive range of fully integrated Pharmaceutical Development Services includes pre-formulation, formulation, analytical development, clinical manufacturing, scale-up and commercialization. The company’s integrated development and manufacturing network of nine manufacturing facilities and nine development centers across North America and Europe, enables customer products to be launched with confidence anywhere in the world. For more information visit www.Patheon.com.

Use of Non-GAAP Financial Measures

References in this press release to “Adjusted EBITDA” are to income (loss) before discontinued operations before repositioning expenses, interest expense, net, foreign exchange losses reclassified from other comprehensive income, refinancing expenses, gains and losses on sale of fixed assets, gain on extinguishment of debt, income taxes, asset impairment charge, depreciation and amortization and other income and expenses. Adjusted EBITDA is used by management as an internal measure of profitability. The company has included this measure because it believes that this information is used by certain investors to assess its financial performance, before non-cash charges and certain costs that the company does not believe are reflective of its underlying business.

References in this press release to “EBITDA per the Debt Commitment Letter” are to Adjusted EBITDA adjusted for certain non-cash or other costs, including stock-based compensation expenses, consulting fees and executive severance, cost savings, on a pro forma basis, from transformational initiatives implemented by management and the estimated annualized cost savings from the acquisition. The company has included this measure because it is consistent with the definition of “EBITDA” calculated on a “Pro Forma Basis” in the Debt Commitment Letter and further believes that this measure provides useful information about the company’s liquidity to investors, lenders, financial analysts and rating agencies, which have historically used EBITDA-related measures, along with other measures, to estimate the value of a company, make investment decisions, evaluate a company’s leverage capacity and its ability to meet its debt service requirements, and assess a company’s liquidity. The company believes that including the pro forma impact of the acquisition and the company’s transformation activities and excluding certain non-cash charges and certain costs that the company does not believe are reflective of its underlying business provides useful information for such purposes.

Since Adjusted EBITDA and EBITDA per the Debt Commitment Letter are non-GAAP measures that do not have a standardized meaning, they may not be comparable to similar measures presented by other issuers. Readers are cautioned that these non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should be considered only in conjunction with, and not as a substitute for, or superior to, income (loss) before discontinued operations determined in accordance with GAAP as indicators of performance, and EBITDA per the Debt Commitment Letter should be considered only in conjunction with, and not as a substitute for, or superior to, operating cash flow as an indicator of liquidity. These non-GAAP measures are subject to inherent limitations because (i) they do not reflect all of the expenses and cash flow associated with income (loss) before discontinued operations and operating cash flow, respectively, determined in accordance with GAAP and (ii) the exclusion of the items from these non-GAAP measures involved the exercise of judgment by management. Reconciliations of Adjusted EBITDA, and EBITDA per the Debt Commitment Letter to their closest U.S. GAAP measures are included in the appendix to this press release.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements which reflect our expectations regarding our future growth, results of operations, performance (both operational and financial) and business prospects and opportunities. All statements, other than statements of historical fact, are forward-looking statements. Wherever possible, words such as “plans”, “expects” or “does not expect”, “forecasts”, “anticipates” or “does not anticipate”, “believes”, “intends” and similar expressions or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved have been used to identify these forward-looking statements. Forward-looking statements include statements regarding our financial guidance for fiscal 2012 and our expectations for our future financial performance, our plans for the closing of the planned Banner acquisition and the establishment of new credit facilities, and our expectations for the commencement of a rights offering or private placement. Although the forward-looking statements contained in this press release reflect our current assumptions based upon information currently available to us and based upon what we believe to be reasonable assumptions, we cannot be certain that actual results will be consistent with these forward-looking statements. Our current material assumptions include assumptions related to customer volumes, regulatory compliance, foreign exchange rates, employee severance costs associated with termination, and the timing and completion of the proposed acquisition of Banner and the related equity and debt financings. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, risks related to our ability to complete the proposed acquisition of Banner and the related equity and debt financings; integration of and achievement of our intended objectives with respect to our acquisition of Banner; compliance with our debt covenants and our debt service obligations; international operations and foreign currency fluctuations; customer demand for our products and services; regulatory matters affecting manufacturing and pharmaceutical development services; impacts of acquisitions, divestitures and restructurings; implementation of our new corporate strategy; our ability to effectively transfer business between facilities; the global economic environment; our exposure to complex production issues; our substantial financial leverage; interest rate risks; potential environmental, health and safety liabilities; credit and customer concentration; competition; rapid technological change; product liability claims; intellectual property; the existence of a significant shareholder; supply arrangements; pension plans; derivative financial instruments; and dependence upon key management, scientific and technical personnel. For additional information regarding risks and uncertainties that could affect our business, please see Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2011 and our subsequent filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. Although we have attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking statements are provided to help stakeholders understand our expectations and plans as of the date of this release and may not be suitable for other purposes. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. These forward-looking statements are made as of the date of this press release and, except as required by law, we assume no obligation to update or revise them to reflect new events or circumstances.

ADJUSTED EBITDA BRIDGE

(U.S.D., in millions)

(unaudited)

	Actuals			Estimate
	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Full Year

Adjusted EBITDA	(9.2)	9.7	34.6	33.9	69.0
Depreciation and amortization	(10.6)	(10.8)	(9.3)	(9.9)	(40.6)
Repositioning expenses	(0.8)	(6.0)	(0.1)	1.7	(5.2)
Interest expense, net	(6.5)	(6.5)	(6.8)	(6.6)	(26.4)
Impairment charge	—	(57.9)	—	—	(57.9)
Loss on sale of capital assets	—	—	—	(0.6)	(0.6)
Benefit (provision) for income taxes	7.7	(8.0)	(3.3)	(38.3)	(41.9)
Miscellaneous	0.1	(0.1)	0.4	0.6	1.0

(Loss) income before discontinued operations	(19.3)	(79.6)	15.5	(19.2)	(102.6)

EBITDA per the Debt Commitment Letter Bridge

(U.S.D., in millions)

(unaudited)

	Actuals			Estimate
	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Full Year

EBITDA per the Debt Commitment Letter					139.7
Estimated Banner pro forma adjusted EBITDA (1)					(25.0)
Estimated cost savings from combination (2)					(12.5)

Patheon EBITDA per the Debt Commitment Letter	6.0	24.6	36.6	35.0	102.2

Non-cash items (3)	(0.7)	(1.3)	(0.4)	(0.9)	(3.3)
Consulting fees (4)	(6.3)	(6.0)	(1.0)	—	(13.3)
Other items (5)	(0.4)	(2.4)	—	—	(2.8)
Pro forma cost savings (6)	(7.8)	(5.2)	(0.6)	(0.2)	(13.8)
Depreciation and amortization	(10.6)	(10.8)	(9.3)	(9.9)	(40.6)
Repositioning expenses	(0.8)	(6.0)	(0.1)	1.7	(5.2)
Interest expense, net	(6.5)	(6.5)	(6.8)	(6.6)	(26.4)
Impairment charge	—	(57.9)	—	—	(57.9)
Loss on sale of capital assets	—	—	—	(0.6)	(0.6)
Benefit (provision) for income taxes	7.7	(8.0)	(3.3)	(38.3)	(41.9)
Miscellaneous	0.1	(0.1)	0.4	0.6	1.0

(Loss) income before discontinued operations	(19.3)	(79.6)	15.5	(19.2)	(102.6)

Adjustments for non-cash items
Depreciation and amortization	10.6	10.8	9.3	9.9	40.6
Stock-based compensation expense	1.0	0.8	0.7	0.9	3.4
Impairment charge	—	57.9	—	—	57.9
Loss on sale of capital assets	—	—	—	(0.6)	(0.6)
Deferred revenue amortization	(2.4)	(2.6)	(2.6)	(4.1)	(11.7)
Deferred financing charge amortization	0.3	0.3	0.3	0.2	1.1
Working capital changes	16.1	(27.7)	1.7	(3.1)	(13.0)
Change in other long term assets/liabilities	(1.4)	2.0	(2.6)	29.0	27.0
Change in deferred revenue	5.3	5.3	8.1	4.3	23.0
Miscellaneous	(0.3)	—	(0.7)	(0.5)	(1.5)

Cash flow from operating activities	9.9	(32.8)	29.7	16.8	23.6

Cash flow from investing activities	(6.5)	(11.0)	(15.2)	(16.6)	(49.3)

Cash flow from financing activities	(2.9)	30.6	2.6	(4.3)	26.0

(1)	Represents Banner Pharmacaps expected earnings before interest expense, income tax expense, depreciation and amortization, foreign exchange gains and losses, management fees, other income and expense, and $1.7 million in pricing allow ances related to prior period sales recorded in the 12 months ended October 31, 2012.
(2)	Represents estimated annual synergies resulting from Patheon's expected acquisition of Banner Pharmacaps assuming completion of integration activities.
(3)	Represents amortization of stock-based compensation and non-cash foreign exchange gains and losses.
(4)	Represents consulting fees related to Patheon's operational excellence program recorded in the 12 months ended October 31, 2012.
(5)	Represents expenses related to a 2011 product recall by one of Patheon's customers for product returns recorded in the second quarter of fiscal 2012 and executive severance paid to the company's former CFO in the first quarter of fiscal 2012.
(6)	Represents additional estimated savings from operational excellence projects and Puerto Rico overhead savings that Patheon expects that it would have recognized in fiscal 2012 had all such projects been completed and fully implemented as of November 1, 2011.

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